Exhibit 10.1

CONFIDENTIAL  SETTLEMENT  AGREEMENT

This Confidential Settlement Agreement (“Agreement”) is made and entered into between Batesville Casket Company, Inc. (“Batesville”), Hill-Rom Holdings, Inc. f/k/a Hillenbrand Industries, Inc., Service Corporation International (“SCI”) and Alderwoods Group, Inc. (collectively “Defendants”), on the one hand, and Funeral Consumer Alliance, Inc., Gloria Jaccarino Bender, Anthony J. Jaccarino, John Clark, Maria Magsarili, Tony Magsarili, Frances H. Rocha, Marsha Burger, Sandra Gonzalez, Deborah (Winch) Kidd, Anna Kain, and Gay Holtz (“Plaintiffs”), on the other hand, with reference to the following:

The parties enter into this Agreement and by so doing intend to resolve, terminate, and settle all disputes, claims, judgments, and actions between Defendants and Plaintiffs, including, without limitation, those claims asserted against Defendants in the litigation entitled Funeral Consumers Alliance, Inc. et al. v. Service Corporation International, et al., Civil Action No. 4:05-cv-03394, now pending on appeal in the U.S. Court of Appeals for the Fifth Circuit, Case No. 10-20719, (the “Action”), and to preclude the possibility of further disputes between them based on the claims herein.

WHEREFORE, in consideration of the promises, covenants, warranties, and representation set forth below, the parties agree as follows:

1.                                        Payment to Plaintiffs.

In order to avoid further expense and business distraction, and without any admission of liability, Batesville shall pay $5,000,000 to Plaintiffs and SCI shall pay $1,000,000 to Plaintiffs, within 10 business days of the execution of this Agreement or of the receipt by Defendants from Plaintiffs of Constantine Cannon LLP’s tax identification number (whichever is later), by wire transfer to the following account, in full and complete settlement of all asserted and unasserted claims, including any claims for attorneys’ fees, costs, and expenses: Bank of New York Mellon, One Wall Street 21st Floor, New York, NY 10286, Acct # 630-0597503, ABA# 021000018, Acct. Name: Constantine Cannon LLP.

2.                                          Dismissal and End of the Action.

Upon the delivery of an executed copy of this Agreement by Defendants, Plaintiffs shall file in the U.S. Court of Appeals for the Fifth Circuit an unopposed motion to dismiss the appeal, in the form attached as Exhibit A, and shall take any further steps, in either the Fifth Circuit or the district court, that are necessary to effectuate dismissal of the Action.  This agreement shall constitute a full release of the Fifth Circuit’s September 13, 2012 judgment, and Plaintiffs do hereby and forever discharge and release Defendants from that judgment.

3.                                         Release of Claims Against Defendants.

Plaintiffs absolutely and forever release and discharge each Defendant, together with each Defendant’s current and former agents, employees, officers, directors, attorneys, owners, shareholders, policyholders, associated and affiliated companies, divisions, subsidiaries, successors, and assigns (collectively, the “Defendant Parties”) from any and all claims for injunctive relief, damage claims, rights, demands, covenants, agreements, contracts, invoices, duties, obligations, responsibilities, representations, warranties, promises, liens, accounts, debts, liabilities, damages, expenses, attorneys’ fees, costs and causes of action, known or unknown of whatever kind and howsoever arising, whether in law or equity, which each now has, ever has had, or may have had against the Defendant Parties up to and until the execution of this Agreement.

4.                                          Constantine Cannon Representations.

Constantine Cannon LLP (“Constantine Cannon”) represents and warrants the following: (i) it has no current intention of suing any Defendant on behalf of any non-party based on any of the facts and claims alleged in the Action; (ii) it has not been engaged by any individual, association, or other person or entity to investigate or pursue claims against any Defendant based on the facts and claims alleged in the Action; (iii) it has no knowledge of any other law firm or attorney intending to pursue claims against any Defendant based on the facts and claims alleged in the Action; (iv) it will not directly or indirectly provide financial support to any law firm or attorney pursuing litigation against any Defendant based on the facts and claims alleged in the Action; and (v) it will not encourage nonparties to pursue litigation against any Defendant based on the facts and claims alleged in the Action.  Distribution of fees and costs incurred in this action by Constantine Cannon to plaintiffs’ counsel does not constitute the provision of direct or indirect financial support under clause (iv) of this Paragraph 4.  Constantine Cannon agrees that the representation and warranties set forth in this Paragraph 4 represent a material inducement for each Defendant to enter into this Agreement.

5.                                         Attorneys’ Fees and Costs.

The parties agree that this Agreement includes the release of all claims for costs, expenses and attorneys’ fees, incurred by each of them in connection with or arising out of the Action and that each party shall bear and be fully responsible for its own costs, expenses and attorneys’ fees.

6.                                         Confidentiality.

The parties and their counsel shall keep the terms of this Agreement strictly confidential as to non-parties to this Agreement and they shall not disclose such terms to the Court or to anyone else, except their respective accountants, tax or financial consultants, attorneys, and insurers or as may be required by law or regulation, including any disclosures that any Defendant, in its sole discretion, may determine to be required in public financial statements. Neither plaintiffs nor their counsel shall make any statements to the press relating to this Agreement other than to acknowledge that the Action has been concluded.  In the event of a breach, this confidentiality agreement may be enforced on appropriate motion or separate action in a court in Indiana or any other court with subject matter jurisdiction, at the option of the party seeking enforcement.   Constantine Cannon agrees that its representations and warranties regarding confidentiality represent a material inducement for each Defendant to enter into this Agreement.

7.                                         Demand for Disclosure by Third Parties.

If another person or entity requests or demands the production of the Agreement from  any Defendant, Plaintiffs, or their counsel, by discovery, subpoena, or otherwise, the party receiving such a request will immediately notify counsel for the opposing party and will oppose the production by asserting all applicable objections, rights and privileges.  Defendants and Plaintiffs further agree that in the event a court orders the production of the Agreement, they will seek to produce the Agreement in camera, if permitted by the Court, or, alternatively, subject to the terms of a protective order which would prohibit the public dissemination of the Agreement.

8.                                        No Admission of Liability.

The parties acknowledge and agree that neither this Agreement, nor any exhibit, document or instrument delivered hereunder is intended to be or shall be construed as or deemed to be evidence of any admission or concession by any Defendant of any liability or wrongdoing. The Parties expressly acknowledge and agree that this Agreement, drafts, motions, court papers, conversations, negotiations and correspondence, the payment to Plaintiffs by Batesville and SCI, and all statements made in connection with negotiation of this Agreement, constitute an offer to compromise and a compromise within the meaning of Federal Rule of Evidence 408, and any equivalent rule of evidence of any state.

9.                                         Applicable Law.

This Agreement and the rights, duties, and obligations of the Parties to this Agreement shall be interpreted, construed, performed, and enforced in accordance with and governed by the internal law, and not the law of conflicts, of the State of Indiana.

10.                                  Assumption of Risk.

The Parties fully understand and agree that the assumptions and perceived circumstances upon which this Agreement is executed may be mistaken or otherwise in error.  With such understanding and agreement, the Parties expressly accept and assume the risk of facts being other than or different from its or their assumptions or perceptions as of any date prior to and including the date hereof; the Parties fully agree that this Agreement shall be in all respects effective, and shall not be subject to termination, rescission, or modifications by reason of any mistaken or erroneous assumption of perceived circumstances.

11.                                  No Promises.

The Parties acknowledge to one another that no promise, inducement or agreement not contained herein has been expressed or made to any of them in connection with this Agreement.

12.                                  Complete Agreement.

This Agreement is intended by the Parties as a final and complete expression of their agreement and understanding with respect to its subject manner. The terms of this Agreement are contractual, and may not be changed, modified, altered, interlineated, or supplemented, nor may any covenant, representation, warranty, or other provisions hereof be waived, except by agreement in writing signed by the party against whom enforcement of the change, modification, alteration, interlineation, waiver or supplementation is sought.

13.                                  General Provisions.

(a)                                    This Agreement may be executed in counterparts each of which shall be deemed to be an original, but all of which taken together will constitute but one agreement.

(b)                                    In the event any provision of the Agreement is found to be unenforceable, that finding shall not affect the enforceability of any other provision hereof.

(c)                                     This Agreement shall not be construed for or against any of the Parties on the basis of the extent to which that party anticipated in drafting it.

(d)                                    This Agreement constitutes a single, integrated contract expressing the entire agreement of the Parties concerning its subject matter.  All prior discussions and negotiations have been merged and integrated into, and are suspended by, this Agreement.

(e)                                     Counsel for the Parties expressly represent and warrant that they have authority to sign for their respective clients and that, before executing this Agreement, their clients  completely read the terms of this Agreement and/or that this Agreement has been completely read and explained to their clients and that the terms of the Agreement are fully understood and voluntarily accepted by them.  Counsel further represent and acknowledge that they have explained to their respective clients, and their clients have taken into account, not only the known and anticipated claims and defenses, but also unknown and unanticipated claims and defenses which they hereby recognize and agree are covered by this Agreement and the releases contained herein.  Counsel further acknowledge and agree that this Agreement has not been procured through coercion, duress, fraud or any other improper means.

(f)                                      The Parties make no warrant or representation with respect to the tax consequences, if any, or other consequences of the Settlement Amount paid to Plaintiffs.

(g)                                     The Parties acknowledge and agree that the Protective Order herein shall continue in full force and effect even after settlement of this action, and that the Parties and their counsel have an ongoing obligation fully to comply with the terms of that Protective Order. If Constantine Cannon intentionally or recklessly breaches a material representation or warranty, or material obligation contained in this Agreement, it shall be obligated to pay Batesville $4,000,000 and SCI $500,000 as damages. Constantine Cannon will not be deemed to have recklessly breached any material representation or warranty contained in the Protective Order or material obligation contained in this Agreement if it takes reasonable precautions to ensure its compliance with such representations, warranties and obligations. In view of the difficulty of predicting with certainty the likely damages from a material breach of Constantine Cannon’s representations, warranties, or obligation, Constantine Cannon agrees that the amount set forth above is a reasonable provision for liquidated damages and not a penalty IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of September 30, 2012.

CONSTANTINE CANNON LLP		BOIES, SCHILLER & FLEXNER LLP

By:	/s/ Matthew L. Cantor	By:	/s/ Richard B. Drubel
	Matthew L. Cantor		Richard B. Drubel
	Gordon Schnell		26 South Main Street
	450 Lexington Avenue		Hanover, New Hampshire 03755
	17th Floor		Telephone: (603) 643-9090
	New York, New York 10017		Facsimile: (603) 643-9010
Telephone: (212) 350-2700
	Facsimile: (212) 350-2701		Attorneys for Batesville Casket Co., Inc.
and Hill-Rom Holdings, Inc. f/k/a

Lead Counsel for Gloria Jaccarino Bender		Hillenbrand Industries, Inc.
Anthony J. Jaccarino
	John Clark	BRACEWELL & GIULIANI, LLP
Maria Magsarili
	Tony Magsarili	By:	/s/ J. Clifford Gunter, III
	Frances H. Rocha		J. Clifford Gunter, III
	Marsha Burger		Pennzoil Place — South Tower
	Sandra Gonzales		711 Louisiana Street
	Deborah Winch		Suite 2300
	Anna Kain		Houston, TX 77002-2770
	Gay Holtz		Telephone: (713) 223-2300
	Funeral Consumers Alliance, Inc.		Facsimile: (713) 221-1212

FUNERAL CONSUMERS ALLIANCE, INC.		Attorneys for Service Corporation
International
By:	/s/ Joshua Slocum
	JOSHUA SLOCUM	EDISON, McDOWELL &
HETHERINGTON LLP

		By:	/s/ Andrew M. Edison
Andrew M. Edison
Phoenix Tower
3200 Southwest Freeway
Suite 2920
Houston, TX 77027
Telephone: (713) 337-5580
Facsimile: (713) 337-8850

Attorneys for Alderwoods Group, Inc.

EXHIBIT A

NO.  10-20719

IN THE UNITED STATES COURT OF APPEALS
FOR THE FIFTH CIRCUIT

FUNERAL CONSUMERS ALLIANCE INC., et al.,
Plaintiffs-Appellants,

v.

SERVICE CORPORATION INTERNATIONAL, et al.,
Defendants-Appellees.

On appeal from the United States District Court

for the Southern District of Texas, Houston Division

APPELLANTS’ UNOPPOSED MOTION

TO DISMISS THE APPEAL

Pursuant to Federal Rules of Appellate Procedure 27 and 42, and  Fifth Circuit Rule 42.1, Plaintiffs-Appellants Funeral Consumer Alliance, Inc., Gloria Jaccarino Bender, Anthony J. Jaccarino, John Clark, Maria Magsarili, Tony Magsarili, Frances H. Rocha, Marsha Burger, Sandra Gonzalez, Deborah (Winch) Kidd, Anna Kain, and Gay Holtz (collectively, “Appellants”) file this Unopposed Motion to Dismiss the Appeal.

A panel of this Court issued an opinion and judgment in this case on September  13, 2012.    The Court’s  judgment  directed  that  “the judgment  of the District Court is affirmed in part and reversed in part,” that “the cause is remanded

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to the District Court for further proceedings in accordance with the opinion of this Court,” and that “defendants-appellees pay to plaintiffs-appellants the costs on appeal to be taxed by the Clerk of this Court.”

The parties have since reached a settlement agreement that fully and finally resolves the dispute between them. To effectuate  the  parties’  settlement, Appellants request that the Court enter an order dismissing this appeal in  its entirety and specifying that the parties shall each bear their own costs and fees, and that, pursuant to Fifth Circuit Rule 42.1, a copy of the dismissal order be issued as the mandate. Appellants do not request that the Court vacate its opinion. Appellees are unopposed to this request.

PRAYER

For these reasons, Plaintiffs-Appellants Funeral Consumer Alliance, Inc., Gloria Jaccarino Bender, Anthony J. Jaccarino, John Clark, Maria Magsarili, Tony Magsarili, Frances H. Rocha, Marsha Burger, Sandra Gonzalez, Deborah (Winch) Kidd, Anna Kain, and Gay Holtz pray that this Court enters an order dismissing this appeal and specifying that the parties shall each bear their own costs and fees.

Respectfully submitted,

CONSTANTINE CANNON, LLP

By:
Matthew L. Cantor
Attorney-in-Charge, Plaintiffs

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and

By:
Gordon Schnell
Attorney-in-Charge, Plaintiffs

Matthew L. Cantor (admitted pro hac vice)
Gordon Schnell (admitted pro hac vice)
Kerin E. Coughlin (admitted pro hac vice)
Jean Kim (admitted pro hac vice)
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 350-2700
Facsimile: (212) 350-2701

Counsel for Funeral Consumers Alliance, Inc.,
Gloria Jaccarino Bender, Anthony J. Jaccarino,
John Clark, Maria and Tony Magsarili,
Frances H. Rocha, Marsha Burger, Sandra
Gonzales, Deborah (Winch) Kidd, Anna Kain,
Gay Holtz

CERTIFICATE OF CONFERENCE

I certify that counsel for Appellants has conferred with counsel for Appellees, and that Appellees are not opposed to the relief sought in this motion.

/s/ Matthew L. Cantor
Matthew L. Cantor

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CERTIFICATE OF SERVICE

I certify that I served a copy of this Appellants’  Unopposed Motion to Dismiss the Appeal in electronic form on counsel of record on                              , 2012, as follows:

Bracewell & Giuliani LLP

J. Clifford Gunter III (clifford.gunter@bgllp.com)

Jeffrey L. Oldham (jeff.oldham@bgllp.com)

Edison, McDowell & Hetherington LLP

Andrew M. Edison (andrew.edison@emhllp.com)

Boies, Schiller & Flexner LLP

Richard B. Drubel (rdrubel@bsfllp.com)

John F. Cove, Jr. (jcove@bsfllp.com)

Kieran P. Ringgenberg (kringgenberg@bsfllp.com)

/s/ Matthew L. Cantor
Matthew L. Cantor

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